UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 15, 2014
____________________________
RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement.
On July 15, 2014, Rainmaker Systems, Inc. (the “Company”), entered into a Purchase Agreement with certain investors pursuant to which the Company agreed to issue units each consisting of (i) a secured convertible promissory note in the aggregate face amount of $1.00 (the “Convertible Notes”), (ii) a supplemental secured promissory note in the aggregate face amount of $0.50 (the “Supplemental Notes”) and (iii) warrants to purchase up to four shares of the Company’s common stock (the “Warrants”) (collectively, the “Financing Transaction”).
On July 15, 2014, the Company completed an initial closing of the Financing Transaction for the sale of 2,550,000 units, representing gross proceeds to the Company of $2,550,000 and net proceeds of approximately $2,275,000 after deducting fees and estimated expenses payable by the Company. The Company used a portion of the net proceeds from the financing to repay its outstanding indebtedness owing to Comerica Bank and Agility Capital II, LLC and intends to use the balance of the net proceeds for general corporate purposes, including working capital. Scarsdale Equities, LLC, acted as placement agent for the Financing Transaction.
The Convertible Notes will mature on July 15, 2019 and will accrue interest at a fixed rate of 8.0% per annum payable quarterly. Interest accrued through June 30, 2015 will be capitalized. Subject to stockholder approval of an increase in the number of authorized shares of the Company’s common stock in an amount sufficient to permit full conversion of the Convertible Notes, the Convertible Notes will be convertible into shares of the Company’s common stock at an initial conversion rate of $0.25 per share. The Convertible Notes also contain provisions that protect the holders thereof against dilution by adjustment of the conversion rate in certain events such as stock dividends, stock splits and other similar events and certain issuances of common stock by the Company at a price per share less than the conversion rate then in effect.
The Supplemental Notes will mature on July 15, 2019 and will accrue interest at a fixed rate of 8.0% per annum payable at maturity; provided, however, that all principal and accrued interest under the Supplemental Notes will be cancelled automatically two years after issuance unless certain insolvency-related events have occurred.
The Convertible Notes and Supplemental Notes are secured by substantially all of the Company’s consolidated assets. The Convertible Notes and Supplemental Notes contain covenants that will, subject to limited exceptions, require the approval of the holders of a majority of the outstanding principal amount thereof to, among other things, (i) incur other indebtedness; (ii) create liens; (iii) pay cash dividends; and (iv) merge or consolidate with another company. Additionally, the Purchase Agreement requires the Company to implement certain changes in its senior management. The Convertible Notes and Supplemental Notes also provide for customary events of default, including nonpayment, breach of covenants, material adverse events, payment defaults of other indebtedness and certain events of bankruptcy, insolvency and reorganization that may result in acceleration of outstanding amounts under the Convertible Notes and Supplemental Notes. If we are not able to comply with such covenants or if any event of default otherwise occurs, our outstanding note balances could become due and payable immediately.
The Warrants have an initial 10-year term. Subject to stockholder approval of an increase in the number of authorized shares of the Company’s common stock in an amount sufficient to permit full exercise of the Warrants, the Warrants will be exercisable into shares of the Company’s common stock at an initial exercise price of $0.08 per share. The Warrants may also be exercised by way of a cashless exercise. The Warrants also contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and the number of shares issuable thereunder in certain events such as stock dividends, stock splits and other similar events and issuances of common stock at a price per share less than the exercise price then in effect.
The foregoing descriptions of the Purchase Agreement, the Convertible Notes, the Supplemental Notes and the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to the Purchase Agreement and its Exhibits, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 1.02 - Termination of a Material Definitive Agreement.
On July 15, 2014, the Company terminated the Loan and Security Agreement, dated June 14, 2012, between the Company and Comerica Bank (as amended, the “Comerica Loan Agreement”), which provided for a term loan facility and a revolving credit facility. All outstanding obligations of the Company under the Comerica Loan Agreement were repaid in connection with the termination of the agreement.

On July 16, 2014, the Company terminated the Loan Agreement, dated October 30, 2013, between the Company and Agility Capital II, LLC (as amended, the “Agility Loan Agreement”), which provided for a revolving credit facility. All outstanding obligations of the Company under the Agility Loan Agreement were repaid in connection with the termination of the agreement.
Section 2 - Financial Information
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Section 3 - Securities and Trading Markets
Item 3.02 - Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above is hereby incorporated by reference in this Item 3.02.
The securities issued pursuant to the Financing Transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, and were issued in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.
Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 15, 2014, Donald Massaro resigned from the Board of Directors of the Company (the “Board”) and stepped down as President and Chief Executive Officer (“CEO”) of the Company. The Board of Directors has initiated a search for a new CEO to succeed Mr. Massaro.
Effective July 15, 2014, the Board named James Hopkins, a current member of the Board, as interim President and CEO while the search for a new CEO is concluded. In addition, effective July 15, 2014, the Board appointed Mr. Hopkins as Chairman of the Board and to its Governance and Nominating Committee as its Chair. Mr. Hopkins will not receive any additional compensation for his service as interim President and CEO. Biographical information for Mr. Hopkins is included in Part III, Item 10, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on April 1, 2014.
Effective July 15, 2014, Bradford Peppard, the Company’s Executive Vice President and Chief Financial Officer, resigned from the Board. On July 15, 2014, Mr. Peppard also agreed to resign as Executive Vice President and Chief Financial Officer of the Company, effective as of a future date to be determined. The Board intends to continue to retain the services of Mr. Peppard as Executive Vice President and Chief Financial Officer until such time as his replacement is appointed in order to provide for a smooth transition of that role.
In connection with Mr. Massaro’s separation from the Company, the Company and Mr. Massaro entered into a Settlement Agreement and General Release (the “Separation Agreement”), pursuant to which the parties agreed that Mr. Massaro’s employment with the Company would terminate effective July 15, 2014. Pursuant to the Separation Agreement, Mr. Massaro is entitled to, among other things, (i) continued payment of his salary and benefits through July 15, 2014 and (ii) a severance payment in accordance with his employment contract of $221,250, which is equal to nine (9) months base salary, payable in accordance with the Company’s normal payroll schedule.
The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 7 - Regulation FD
Item 7.01 - Regulation FD Disclosure.
On July 21, 2014, the Company issued a press release announcing the completion of the Financing Transaction and management restructuring and the Company’s planned realignment of its operations around its ViewCentral learning management platform. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated July 15, 2014, between the Company and the investors set forth on the signature pages thereto
10.2	Settlement Agreement and General Release, effective July 15, 2014, between the Company and Donald Massaro.
99.1	Press Release dated July 21, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

July 21, 2014	/s/ Bradford Peppard
Date	(Signature)
By: Bradford Peppard
Title: Chief Financial Officer